Exhibit (4)(a)(4)

SECOND SUPPLEMENTAL INDENTURE

Dated as of January 25, 2008

to INDENTURE

Dated as of December 3, 2007

Among

ALLTEL COMMUNICATIONS, LLC (successor to ALLTEL COMMUNICATIONS, INC.)
and ALLTEL COMMUNICATIONS FINANCE, INC.,

as Issuers,

the Guarantors listed in the Indenture

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

SENIOR CASH-PAY NOTES DUE 2015

and

SENIOR TOGGLE NOTES DUE 2017

SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of January 25, 2008 among Alltel Communications, LLC (successor to ALLTEL Communications, Inc.), a Delaware limited liability company (“Alltel Communications”), Alltel Communications Finance, Inc., a Delaware corporation (together with ALLTEL Communications, the “Issuers” and each, an “Issuer”), the Guarantors (as defined in the Indenture) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

WHEREAS, each of Issuers and the Guarantors (as defined in the Indenture) has heretofore executed and delivered to the Trustee a Senior Notes Indenture dated as of December 3, 2007, as may be amended or supplemented from time to time (the “Indenture”) providing for the issuance of an unlimited aggregate principal amount of Cash-Pay Notes due 2015 and Toggle Notes due 2017;

WHEREAS, Section 9.01 of the Indenture permits the Issuers, the Guarantors and the Trustee to amend the Indenture without prior notice to or consent of any Holder for the purposes of curing any inconsistency; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Second Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

ARTICLE II

AMENDMENTS

A.            Section (4) of the Form of Supplemental Indenture to be Delivered by Subsequent Guarantors (attached as Exhibit D to the Indenture) is deleted in its entirety and replaced by the following:

“(a)            Except as otherwise provided in Section 5.01(e) of the Indenture, Guaranteeing Subsidiary may not consolidate or merge with or into or wind up into (whether or not the Company, an Issuer or such Guaranteeing Subsidiary is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(i)  (A)   such Guaranteeing Subsidiary is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Guaranteeing Subsidiary) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia, or any territory thereof (such Person being herein called the “Successor Guarantor”);

      (B)   the Successor Guarantor expressly assumes all the obligations of Guaranteeing Subsidiary under the Indenture and Guaranteeing Subsidiary’s related Guarantee pursuant to supplemental indentures or other documents or instruments;

      (C)   immediately after such transaction, no Default exists; and

      (D)   the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(ii)  the transaction is made in compliance with Section 4.10 of the Indenture;

(b)            Subject to certain limitations described in the Indenture, the Successor Guarantor will succeed to, and be substituted for, such Guaranteeing Subsidiary under the Indenture and the Guaranteeing Subsidiary’s Guarantee. Notwithstanding the foregoing, such Guaranteeing Subsidiary may (i) merge into or transfer all or part of its properties and assets to another Guarantor or any of the Issuers, (ii) merge with an Affiliate of the Issuers solely for the purpose of reincorporating such Guaranteeing Subsidiary in the District of Columbia, another state of the United States or any territory thereof or (iii) convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Guaranteeing Subsidiary.”

B.            Section (5) of the Form of Supplemental Indenture to be Delivered by Subsequent Guarantors (attached as Exhibit D to the Indenture) is deleted in its entirety and replaced by the following:

“The Guarantee of the Guaranteeing Subsidiary shall be automatically and unconditionally released and discharged upon:

(1)  (A)   any sale, exchange or transfer (by merger or otherwise) of (i) the Capital Stock of the Guaranteeing Subsidiary, after which the Guaranteeing Subsidiary is no longer a Restricted Subsidiary or (ii) all or substantially all the assets of the Guaranteeing Subsidiary, in each case if such sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture and the Guaranteeing Subsidiary is released from its guarantee, if any, of, and all pledges and security, if any, granted in connection with, the Senior Secured Credit Facilities;

      (B)   the release or discharge of the guarantee by the Guaranteeing Subsidiary of Indebtedness under the Senior Secured Credit Facilities, or the release or discharge of such other guarantee that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

      (C)   the designation of the Guaranteeing Subsidiary that is a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture; or

      (D)   the exercise by the Issuers of the Legal Defeasance option or Covenant Defeasance option in accordance with Article VIII of the Indenture or the discharge of the Issuers’ obligations under the Indenture in accordance with the terms of the Indenture; and

(2)            the Guaranteeing Subsidiary delivering to the Trustee an Officer’s Certificate of the Guaranteeing Subsidiary and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.”

C.            Section 1.01 of the Indenture is hereby amended to add the following defined term:

““First Supplemental Indenture” means the first supplemental indenture dated as of December 14, 2007 among the Issuers, Alltel New License Sub, LLC, a Delaware limited liability company, a subsidiary of the Company, as a Guarantor, the other Guarantors and the Trustee.”

“Second Supplemental Indenture” means the second supplemental indenture dated as of January 25, 2008 among the Issuers, the Guarantors and the Trustee.””

D.            All references in the Indenture to “ALLTEL Communications, Inc.” are hereby replaced by “Alltel Communications, LLC.”

E.            Annex A to the Indenture is hereby deleted in its entirety and replaced by Annex A hereto.

ARTICLE III

MISCELLANEOUS PROVISIONS

A.            Execution as Supplemental Indenture.

This Second Supplemental Indenture shall be construed as supplemental to the Indenture, as amended by the First Supplemental Indenture, and shall form a part of them, and the Indenture is hereby incorporated by reference herein, and each is hereby ratified, approved and confirmed.

B.            Governing Law.

This Second Supplemental Indenture shall be governed and construed in accordance with the law of the State of New York.

C.            Counterparts.

The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

C.            Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

D.            Separability.

In case any one or more of the provisions contained in this Second Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture, but this Second Supplemental Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

E.            The Trustee.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers and the Guarantors.

F.            Benefits Acknowledged.

Nothing in this Second Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto, their successors hereunder, and the holders of the Securities, any benefit of any legal or equitable right, remedy or claim under this Second Supplemental Indenture.

[Signatures on following pages]

IN WITNESS WHEREOF, we have caused this Second Supplemental Indenture to be duly executed, all as of the date first above written.

                            ALLTEL COMMUNICATIONS, LLC

                            By:    /s/ Sharilyn S. Gasaway
                            Name:   Sharilyn S. Gasaway
                            Title:     Executive Vice President
                            and Chief Financial Officer

                            ALLTEL COMMUNICATIONS FINANCE, INC.

                            By:     /s/ Sharilyn S. Gasaway
                            Name:   Sharilyn S. Gasaway
                            Title:     Executive Vice President
                           and Chief Financial Officer

                            EACH OF THE GUARANTORS LISTED
                            ON ANNEX A TO THE INDENTURE,
                            each as a Guarantor

                            By:     /s/ Sharilyn S. Gasaway
                            Name:   Sharilyn S. Gasaway
                            Title:     Authorized Signatory

                            WELLS FARGO BANK, NATIONAL
                            ASSOCIATION,
                            as Trustee

                            By:     /s/ Joseph P. O’Donnell
                            Name:   Joseph P. O’Donnell
                            Title:     Vice President

Annex A

	Name of Guarantor	Jurisdiction
1.	ALLTEL Corporation	Delaware
2.	ACI Procurement Company LP	Delaware
3.	ALLTEL Cellular Associates of Arkansas Limited Partnership	Arkansas
4.	ALLTEL Communications Investments, Inc.	Delaware
5.	ALLTEL Communications of Michigan RSA #4, Inc.	Louisiana
6.	ALLTEL Communications of Michigan RSA #6 Cellular Limited Partnership	Delaware
7.	ALLTEL Communications of Michigan RSAs, Inc.	Louisiana
8.	ALLTEL Communications of Mississippi RSA #2, Inc.	Mississippi
9.	ALLTEL Communications of Mississippi RSA #6, Inc.	Mississippi
10.	ALLTEL Communications of Mississippi RSA #7, Inc.	Mississippi
11.	ALLTEL Communications of Nebraska, Inc.	Nebraska
12.	ALLTEL Communications of New Mexico, Inc.	Delaware
13.	ALLTEL Communications of North Arkansas, Inc.	Louisiana
14.	ALLTEL Communications of North Louisiana Cellular Limited Partnership	Delaware
15.	ALLTEL Communications of Ohio No. 2, Inc.	Delaware
16.	ALLTEL Communications of Ohio No. 3, Inc.	Delaware
17.	ALLTEL Communications of Petersburg, Inc.	Virginia
18..	ALLTEL Communications of Pine Bluff, LLC	Arkansas
19.	ALLTEL Communications of Saginaw, Inc.	Louisiana
20.	ALLTEL Communications of South Arkansas, Inc.	Louisiana
21.	ALLTEL Communications of Southern Michigan Cellular Limited Partnership	Delaware
22.	ALLTEL Communications of Southern Michigan, Inc.	Delaware
23.	ALLTEL Communications of Southwest Arkansas Cellular Limited Partnership	Delaware
24.	ALLTEL Communications of Texarkana, Inc.	Louisiana
25.	ALLTEL Communications of Texas Limited Partnership	Texas
26.	ALLTEL Communications of the Southwest Limited Partnership	Nevada
27.	ALLTEL Communications of Virginia No. 1, LLC	Virginia
28.	ALLTEL Communications of Virginia, Inc.	Virginia
29.	ALLTEL Communications Southwest Holdings, Inc.	Delaware

	Name of Guarantor	Jurisdiction
30.	ALLTEL Communications Wireless of Louisiana, Inc.	Louisiana
31.	ALLTEL Communications Wireless, Inc.	Louisiana
32.	Alltel Group	Delaware
33.	Alltel Group LLC	Delaware
34.	Alltel Incentives LLC	Arkansas
35.	ALLTEL International Holding, Inc.	Delaware
36.	ALLTEL Investments, Inc.	Nevada
37.	ALLTEL Mobile of Louisiana, LLC	Louisiana
38.	Alltel New License Sub, LLC	Delaware
39.	ALLTEL Newco LLC	Delaware
40.	ALLTEL Ohio Limited Partnership	Delaware
41.	ALLTEL Properties, LLC	Arkansas
42.	ALLTEL Remote Access, Inc.	Louisiana
43.	ALLTEL Telelink, Inc.	Louisiana
44.	ALLTEL Wireless Holdings of Nebraska, Inc.	Nebraska
45.	ALLTEL Wireless Holdings, LLC	Delaware
46.	ALLTEL Wireless of Alexandria, LLC	Louisiana
47.	ALLTEL Wireless of LaCrosse, LLC	Delaware
48.	ALLTEL Wireless of Michigan RSA #1 and RSA #2, Inc.	Michigan
49.	ALLTEL Wireless of Mississippi RSA #5, LLC	Louisiana
50.	ALLTEL Wireless of North Louisiana, LLC	Louisiana
51.	ALLTEL Wireless of Shreveport, LLC	Louisiana
52.	ALLTEL Wireless of Texarkana, LLC	Louisiana
53.	ALLTEL Wireless of Wisconsin Appleton-Oshkosh-Neenah MSA, LLC	Delaware
54.	ALLTEL Wireless of Wisconsin RSA #1, LLC	Delaware
55.	ALLTEL Wireless of Wisconsin RSA #10, LLC	Delaware
56.	ALLTEL Wireless of Wisconsin RSA #2, LLC	Delaware
57.	ALLTEL Wireless of Wisconsin RSA #3, LLC	Delaware
58.	ALLTEL Wireless of Wisconsin RSA #6, LLC	Delaware
59.	ALLTEL Wireless of Wisconsin RSA #8, LLC	Delaware
60.	Appleton-Oshkosh-Neenah MSA Limited Partnership	Wisconsin

	Name of Guarantor	Jurisdiction
61.	Cellular of Southern Illinois, Inc.	Illinois
62.	Celutel, Inc.	Delaware
63.	Central Florida Cellular Telephone Company, Inc.	Florida
64	Control Communications Industries, Inc	Delaware
65.	CP National Corporation	California
66.	Dynalex, Inc.	California
67.	Eau Claire Cellular Telephone Limited Partnership	Wisconsin
65.	Eau Claire Cellular, Inc.	Colorado
69.	First Wireless, LLC	Delaware
70.	Great Western Cellular Holdings, LLC	Delaware
71.	ID Holding, LLC	Delaware
72.	KIN Network, Inc.	Kansas
73.	Midwest Wireless Communications L.L.C.	Delaware
74.	Midwest Wireless Holdings L.L.C.	Delaware
75.	Midwest Wireless Iowa L.L.C.	Delaware
76.	Midwest Wireless Wisconsin L.L.C.	Delaware
77.	Minford Cellular Telephone Company	Delaware
75.	MVI Corp.	Oregon
79.	N12AR, LLC	Delaware
80.	North-West Cellular of Eau Claire, Inc.	Wisconsin
81.	Ocean Technology, Inc.	California
82.	Ocean Technology International, Inc.	California
83.	Pacific Telecom Cellular of Washington, Inc.	Washington
84.	Pacific Telecom Cellular, Inc.	Wisconsin
85.	Pascagoula Cellular Services, Inc.	Mississippi
86.	Radiofone, Inc.	Louisiana
87.	RCTC Wholesale Corporation	Virginia
88.	Saginaw Bay Cellular Company	Michigan
89.	Six Zulu Echo, LLC	Delaware
90.	Southern Illinois Cellular Corp.	Illinois
91.	Southern Illinois RSA Partnership	Illinois

	Name of Guarantor	Jusrisdiction
92.	Switch 2000 LLC	Minnesota
93.	Telecor Cellular, Inc.	Louisiana
94.	Tucson 21 Cellular Limited Partnership	Delaware
95.	UC/PTC of Wisconsin, LLC	Wisconsin
96.	Universal Cellular, Inc.	Wisconsin
97.	Virginia Cellular LLC	Virginia
98.	Western CLEC Corporation	Delaware
99.	Western COG Corporation	Delaware
100.	Western Wireless International Austria Corporation	Delaware
101.	Western Wireless International Bolivia III Corporation	Delaware
102.	Western Wireless International Corporation	Delaware
103.	Western Wireless International Georgia Corporation	Delaware
104.	Western Wireless International Ghana Corporation	Delaware
105.	Western Wireless International Haiti Corporation	Delaware
106.	Western Wireless International Holding Corporation	Delaware
107.	Western Wireless International Ivory Coast Corporation	Delaware
108.	Western Wireless International Ivory Coast II Corporation	Delaware
109.	Western Wireless International Kosovo Corporation	Delaware
110.	Western Wireless International SakSat Corporation	Delaware
111.	Western Wireless International Slovenia Corporation	Delaware
112.	Western Wireless International Slovenia II Corporation	Delaware
113.	Western Wireless LLC	Washington
114.	WWC CLEC Holding Corporation	Delaware
115.	WWC Holding Co., Inc.	Delaware
116.	WWC License Holding LLC	Delaware
117.	WWC License LLC	Delaware
118.	WWC Systems Purchasing Corporation	Delaware
119.	WWC Texas RSA Holding Corporation	Delaware
120.	WWC Texas RSA Limited Partnership	Delaware